UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2002
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(Date of earliest event reported)

LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)

   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS

Laboratory Corporation of America -Registered Trademark-
Holdings (LabCorp -Registered Trademark-)(NYSE:LH) and DIANON Systems,
Inc. (NASDAQ: DIAN), a leading provider of cancer and genomic diagnostic services, today announced that they have entered into a definitive agreement under which LabCorp will acquire all of the outstanding shares of DIANON for $47.50 per share in cash. The transaction, which is subject to DIANON shareholder and regulatory approval, is expected to close in the first quarter of 2003.

The acquisition is anticipated to be accretive to LabCorp's 2003 dilutive earnings per share by approximately $0.05. LabCorp expects to realize an estimated $35 million in annual cost savings synergies by year-end 2005.

Under the terms of the agreement, which was unanimously approved by the boards of both companies, Labcorp will acquire DIANON through a merger of a newly-formed wholly-owned subsidiary of LabCorp with DIANON. In the merger, holders of DIANON common stock will receive $47.50 per share, or approximately $598 million. DIANON currently has approximately 12.6 million fully diluted shares outstanding. The transaction will be funded by a combination of cash on hand, borrowings under LabCorp's existing credit facility and a new bridge loan facility.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

(C)  EXHIBITS:

99.1 - Press release of the Company dated November 11, 2002.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
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                        (Registrant)

               By:/s/ BRADFORD T. SMITH
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                      Bradford T. Smith
                      Executive Vice President
                      and Secretary


Date: November 11, 2002